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                           SULLIVAN & WORCESTER LLP
                           1025 CONNECTICUT AVENUE, N.W.
                           WASHINGTON, D.C. 20036
                           TELEPHONE: 202-775-8190
                           FACSIMILE: 202-293-2275

767 THIRD AVENUE                            ONE POST OFFICE SQUARE
NEW YORK, NEW YORK 10017                    BOSTON, MASSACHUSETTS 02109
TELEPHONE: 212-486-8200                              TELEPHONE: 617-338-2800
FACSIMILE: 212-758-2151                              FACSIMILE: 617-338-2880



                                                              May 26, 1999


Security First Life Insurance Company
11365 West Olympic Boulevard
Los Angeles, California  90064


Ladies and Gentlemen:

         We have been requested by Security First Life Insurance Company ("Security First"), a Delaware stock life insurance company ("Security First"), for our opinion with respect to certain matters relating to Security First Life Separate Account A ("Account"), a separate account of Security First. We understand that Security First is about to file a Registration Statement on Form N-4 for the purpose of registering under the Securities Act of 1933, as amended (the "1933 Act"), variable annuity contracts to be issued by the Account.

         We have examined and become familiar with copies, either certified or otherwise proved to be genuine to our satisfaction, of Security First's articles of incorporation and by-laws, the applicable resolutions relating to the Account, and other pertinent records and documents and we have made such other investigations as, in our judgment, are necessary or appropriate to enable us to render the opinion expressed below.

         We are admitted to the Bars of The Commonwealth of Massachusetts and the District of Columbia and generally do not purport to be familiar with the laws of the State of Delaware. To the extent that the conclusions based on the laws of the State of Delaware are involved in the opinion set forth herein below, we have relied, in rendering such opinions, upon our examination of the General Corporation Law of the State of Delaware.


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Security First Life Insurance Company
May 26, 1999
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         Based upon the foregoing, it is our opinion that the variable annuity contracts being registered by the Account's Registration Statement under the 1933 Act, upon issuance thereof, will be validly authorized and issued and will represent binding obligations of Security First.

         We hereby consent to the use of this Opinion of Counsel in the above-referenced Registration Statement on Form N-4 filed on behalf of the Account and to the reference to our firm under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

                                                   Very truly yours,

                                                   /s/ SULLIVAN & WORCESTER LLP
                                                   -----------------------------
                                                   SULLIVAN & WORCESTER LLP